UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

(Amendment No.    )

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

Bionik Laboratories Corp.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

BIONIK LABORATORIES CORP.

483 Bay Street. N105

Toronto, Ontario, Canada M5G 2C9

416-640-7887

The purpose of this letter is to inform you that on April 20, 2018, holders of the common stock and exchangeable shares of Bionik Laboratories Corp., a Delaware corporation (the “Company”), voting together as a single class, representing in the aggregate 51.32% of the voting capital stock of the Company, and the board of directors (the “Board”) by written consent in lieu of a meeting, approved the following corporate actions:

1.	To increase the authorized number of shares of common stock of the Company from 250,000,000 to 500,000,000 (the “Stock Increase”);

2.	To authorize a reverse stock split, at a ratio of up to 1:100, of the common stock of the Company (the “Reverse Split”), which will be determined by the Board; and

3.	To adopt the Company’s Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, which makes no material changes to the existing Amended and Restated Certificate of Incorporation other than incorporating the amendments described in actions (1) and (2) above.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
THIS IS NOT A NOTICE OF AN ANNUAL MEETING OR SPECIAL MEETING OF STOCKHOLDERS AND
NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

The accompanying Information Statement, which we urge you to read carefully, describes the Stock Increase and the Reverse Split in more detail, and is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. Pursuant to Rule 14c-2 under the Exchange Act, the Stock Increase and the Reverse Split may not be effected until at least 20 calendar days after a Definitive Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to each of the Company’s stockholders. Notwithstanding the foregoing, we must notify the Financial Industry Regulatory Authority of the Stock Increase and Reverse Split by filing the Issuer Company Related Action Notification Form no later than 10 days prior to the anticipated effective date of such actions.

BY ORDER OF THE BOARD OF DIRECTORS

May 15, 2018

/s/ Eric Dusseux
Eric Dusseux, Chief Executive Officer

BIONIK LABORATORIES CORP.

483 Bay Street N105

Toronto, Ontario, Canada M5G 2C9

416-640-7887

INFORMATION STATEMENT

May 15, 2018

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE

BOARD OF DIRECTORS OF BIONIK LABORATORIES CORP.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This Information Statement is being furnished to the holders of shares of common stock, par value $0.001 per share (the “Common Stock”), of Bionik Laboratories Corp. (the “Company”), and to the holder of the Special Voting Preferred Stock, $0.001 par value per share (the “Special Voting Preferred Stock”). The holder of the Special Voting Preferred Stock holds the shares as trustee for the holders of exchangeable shares of the Company’s indirect subsidiary Bionik Laboratories Inc. (the Exchangeable Shares”). This Information Statement is being furnished in connection with the actions by written consent of the holders of a majority of the Company’s issued and outstanding shares of Common Stock and Exchangeable Shares, voting together as a single class, taken without a meeting to approve the actions described in this Information Statement. In this Information Statement, all references to the “Company,” “we,” “us” or “our” refer to Bionik Laboratories Corp., a Delaware corporation.

Stockholders of record as of May 1, 2018 (the “Notice Record Date”) are entitled to receive this Information Statement. This Information Statement is being sent to you stockholders on or about May 16, 2018.

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actions described herein will not become effective until at least 20 calendar days following the date on which this Information Statement is first mailed to our stockholders.

We will bear the entire cost of furnishing this Information Statement. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock and Exchangeable Shares held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

ACTIONS BY BOARD OF DIRECTORS AND CONSENTING STOCKHOLDERS

On March 31, 2018, in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”), the Company’s Board of Directors (the “Board”) unanimously adopted resolutions approving the following proposed actions (each, an “Action” and collectively, the “Actions”):

1.	To increase the authorized number of shares of common stock of the Company from 250,000,000 to 500,000,000 (the “Stock Increase”);

2.	To authorize a reverse stock split, at a ratio of up to 1:100, of the common stock of the Company (the “Reverse Split”), which will be determined by the Board; and

3.	To adopt the Company’s Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, which makes no material changes to the existing Amended and Restated Certificate of Incorporation other than incorporating the amendments described in actions (1) and (2) above.

The Actions contemplated by numbers 1 through 3 above are referred to in this Information Statement as the “Amendments.” In order to obtain the approval of our stockholders for the Actions, we could have convened a special meeting of the stockholders for the specific purpose of voting on such matters. However, the DGCL provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding shares of voting capital stock having not less than the minimum number of votes that would be necessary to take such action. In order to eliminate the costs and management time involved in holding a meeting and obtaining proxies and in order to effect the above Actions as early as possible in order to accomplish the purposes hereafter described, we elected to utilize the written consent of the holders of a majority of the outstanding shares of our voting capital stock.

As of the close of business on April 20, 2018 (the “Voting Record Date”), there were issued and outstanding the following: 208,328,106 shares of Common Stock; and 41,271,880 Exchangeable Shares. The Exchangeable Shares have substantially the same economic and voting rights as the Common Stock. The holders of Common Stock and Exchangeable Shares vote together as a single class.

On the Voting Record Date, pursuant to the applicable provisions of the DGCL, we received a written consent approving the Actions from holders of Common Stock and Exchangeable Shares holding an aggregate of 128,113,372 shares of our Common Stock, on an as converted basis, representing approximately 51.32% of our outstanding shares of voting capital stock. Thus, your consent is not required and is not being solicited in connection with the approval of the Actions.

As a result of the Conversion (as defined below), on March 31, 2018, the Company issued to certain investors an aggregate of 147,805,371 shares of the Company’s Common Stock, representing approximately 59% of the issued and outstanding shares of Common Stock and Exchangeable Shares of the Company as of the date of the Conversion, which may be deemed to be a change in control of the Company. As a result thereof, Remi Gaston-Dreyfus, a director of the Company, owns in the aggregate, directly or indirectly, 78,834,280 shares of the Company’s Common Stock and Exchangeable Shares, representing approximately 32% of the issued and outstanding shares of Common Stock and Exchangeable Shares of the Company, and André-Jacques Auberton-Hervé, the Chairman of the Board of the Company, owns, directly or indirectly, 12,679,436 shares of the Company’s Common Stock, representing approximately 5% of the issued and outstanding shares of Common Stock and Exchangeable Shares of the Company. This does not include 39,545,776 additional shares of Common Stock expected to be issued following the effectiveness of the Stock Increase and/or the Reverse Split, of which 15,740,728 shares are expected to be issued to Mr. Gaston-Dreyfus, and of which 2,079,267 shares are expected to be issued to Mr. Auberton-Hervé.

The following table sets forth the names of the holders of our Common Stock and Exchangeable Shares who consented to the Actions (the “Consenting Stockholders”), the number of shares of the Common Stock and/or Exchangeable Shares beneficially owned, directly or indirectly, by the Consenting Stockholders as of the Voting Record Date, the total number of votes in favor of the Actions and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Consenting Stockholder	Number of Shares of Common Stock Held	Number of Exchangeable Shares Held	Number of Votes held by such Consenting Stockholder	Number of Votes that Voted in Favor of the Actions	Percentage of voting equity that voted in favor of the Actions
Remi Gaston-Dreyfus	75,463,389	3,370,891	78,834,280	78,834,280	31.6%
Andre-Jacques Auberton-Herve	12,679,436	-	12,679,436	12,679,436	5.1%
E.C.I. SA	14,330,984	1,398,115	15,729,099	15,729,099	6.3%
SFP Capital	6,154,503	-	6,154,503	6,154,503	2.5%
Solomar SA	12,269,352	2,446,702	14,716,054	14,716,054	5.9%

CORPORATE ACTION TO BE TAKEN

Pursuant to Rule 14c-2 under the Exchange Act, the Stock Increase and the Reverse Split may not be effected until at least 20 calendar days after the mailing of the accompanying Information Statement to the Company’s stockholders. Notwithstanding the foregoing, we must notify the Financial Industry Regulatory Authority (“FINRA”) of the Stock Increase and Reverse Split by filing the Issuer Company Related Action Notification Form no later than 10 days prior to the anticipated record date of such actions.

QUESTIONS AND ANSWERS ABOUT THE ACTIONS

Q.        Why did I receive this Information Statement?

A.        Applicable laws require us to provide you information regarding the Actions even though your vote is neither required nor requested for the Actions to become effective.

Q.        Why am I not being asked to vote on the Amendments?

A.        The holders of shares comprising a majority of the issued and outstanding shares of voting capital stock have already approved the Amendments pursuant to a written consent in lieu of a meeting. Such approval, together with the approval of the Company’s Board, is sufficient under Delaware law, and no further approval by our stockholders is required.

Q.        Why am I not being asked to vote on the other Actions?

A.        The adoption of the Actions has been approved by written consent of holders of a majority of the outstanding shares of voting capital stock of the Company. Our Board unanimously voted, approved and recommended the adoption of the Actions and determined that the Actions are advisable to and in the best interests of the Company and its stockholders. Such approval is sufficient under Delaware law, and no further approval by our stockholders is required. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.

Q.        What will I receive if the Actions are completed?

A.        Nothing.

Q.        What do I need to do now?

A       Nothing. This Information Statement is purely for your information and does not require or request you to do anything.

FORWARD-LOOKING STATEMENTS

This Information Statement contains or incorporates both historical and “forward-looking” statements. Words such as “anticipates,” “believes,” “expects,” “intends,” “future” and similar expressions identify forward-looking statements. Any such forward-looking statements in this report reflect our current views with respect to future events and financial performance and are subject to a variety of factors that could cause our actual results to differ materially from historical results or from anticipated results expressed or implied by such forward-looking statements. There may be events in the future that cannot be accurately predicted or over which the Company has no control. Stockholders should be aware that the occurrence of the events described in this Information Statement or in the documents incorporated herein by reference could have a material adverse effect on our business, operating results and financial condition or ability to consummate the transaction. Examples of these risks include, without limitation the risks disclosed in this Information Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017.

The forward-looking statements are not guarantees of future performance, events or circumstances, and actual results may differ materially from those contemplated by the forward-looking statements. Forward-looking statements herein or in documents incorporated herein by reference speak only as of the date of this Information Statement or the applicable document incorporated herein by reference (or such earlier date as may be specified therein), as applicable, are based on current assumptions and expectations or assumptions and expectations as of the date of the document incorporated herein by reference, and are subject to the factors above, among other things, and involve risks, events, circumstances, uncertainties and assumptions, many of which are beyond our ability to control or predict. You should not place undue reliance on these forward-looking statements. We do not intend to, and do not undertake an obligation to, update these forward-looking statements in the future to reflect future events or circumstances, except as required by applicable securities laws and regulations. For more information, see the section entitled “Where You Can Find More Information” beginning on page 16. The results presented for any period may not be reflective of results for any subsequent period.

You should carefully read and consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf, and all future written and oral forward-looking statements attributable to us, are expressly qualified in their entirety by the foregoing cautionary statements.

ACTION #1

AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION TO INCREASE THE AUTHORIZED SHARES

General

As approved by the Board unanimously and by the Consenting Stockholders, the Company’s Board is authorized to amend the Company’s Amended and Restated Certificate of Incorporation, as amended to date (the “Charter”), to increase the number of shares of Common Stock which we are authorized to issue from 250,000,000 to 500,000,000. The terms of the additional shares of Common Stock will be identical to those of the currently authorized shares of Common Stock. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Stock Increase if, at any time prior to filing the Certificate of Amendment, the Board, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of the Company’s stockholders to proceed with the Stock Increase. The holders of the Company’s Common Stock are not entitled to preemptive rights with respect to the issuance of additional Common Stock or securities convertible into or exercisable for Common Stock. Stockholders should recognize that the issuance of additional shares of Common Stock might dilute the ownership and voting rights of stockholders and, depending upon the price at which the shares are issued, could be dilutive to existing stockholders and have a negative effect on the trading price of the Company’s Common Stock.

A sample form of the certificate of amendment relating to this Action Number 1, which we would complete and file with the Secretary of State of the State of Delaware to carry out the Stock Increase, is attached to this Information Statement as Appendix A (the “Amendment”). Stockholders are encouraged to review this carefully as it would modify the capitalization of the Company upon its effectiveness.

Consent Required

Approval of the Stock Increase required the consent of the holders of a majority of the outstanding shares of Common Stock and Exchangeable Shares entitled to vote. As of the Voting Record Date, the Consenting Stockholders owned an aggregate of 128,113,372 shares of Common Stock and Exchangeable Shares, representing approximately 51.32% of the votes that could be cast by the holders of our outstanding Common Stock and Exchangeable Shares as of the Voting Record Date. The Consenting Stockholders have given their written consent to the Stock Increase and accordingly, the requisite vote approval of the Stock Increase was obtained.

Reasons for the Stock Increase

The principal purpose of the Stock Increase is to authorize a sufficient number of shares of Common Stock to (i) satisfy our obligations to lenders and (ii) reserve shares of Common Stock for issuance in connection with the exercise of outstanding options and warrants. Since December 2016, we have issued convertible promissory notes (the “Notes”) in the aggregate principal amount of approximately $9,100,000, and, in certain cases, also issued common stock purchase warrants (the “Warrants”), that entitle the holders to, under the conditions described in the Notes, convert the outstanding debt into shares of our Common Stock at a discount to market price. The Notes converted in accordance with their terms, as amended, on March 31, 2018 into shares (the “Note Shares”) of Common Stock (the “Conversion”). As of March 31, 2018, the Warrants became exercisable in accordance with their terms, as amended, into shares of Common Stock (the “Warrant Shares”, and together with the Note Shares, the “Shares”). As of the date of the Conversion, the Company did not have enough authorized and unissued shares of Common Stock to issue, or reserve, as the case may be, all of the Shares upon the conversion date. We have therefore concluded that the Stock Increase is necessary to (a) provide for enough authorized shares of Common Stock to issue all of the Note Shares and reserve for the Warrant Shares and other outstanding convertible securities and (b) provide for additional shares of Common Stock for other purposes including future equity or equity-linked financings.

More generally, the increase in the authorized number of shares of Common Stock will enable us to engage in possible future financings and accomplish other corporate purposes as the Board determines in its discretion. These corporate purposes may include future financings, acquisitions and stock options and other equity benefits.

Following the Stock Increase, we will have 500,000,000 authorized shares of Common Stock. We have concluded that this level of authorized shares of Common Stock will be sufficient to satisfy our immediate obligations to our lenders for the foreseeable future and enable us to continue to access the capital markets for additional financing as necessary. The relative rights and limitations of the shares of Common Stock and Exchangeable Shares will remain unchanged following the Stock Increase.

The disadvantages of increasing our authorized Common Stock include:

•	The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of our Board. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any other provisions in the Charter, Bylaws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this amendment is not being presented with the intent that it be utilized as a type of anti-takeover device.

•	Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

Possible Effects of the Authorized Stock Increase

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device. The Actions are not intended to construct or enable any anti-takeover defense or mechanism on behalf of the Company. The purpose of the increase in authorized capital is to increase the number of shares available to satisfy obligations to lenders and for future issuances. While the increase of our authorized capital stock could, under certain circumstances, have an anti-takeover effect, we do not have in place anti-takeover mechanisms or defenses which may have an anti-takeover effect. The increase in the authorized number of shares of our Common Stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take such action to increase the authorized shares of our Common Stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board.

The issuance of additional shares of our Common Stock may also have a dilutive effect on earnings per share and on the equity and voting power of existing holders of our Common Stock, and such issuance may not require stockholder approval. It may also adversely affect the market price of our Common Stock. However, if additional shares are issued in transactions whereby favorable business opportunities are provided which allow us to pursue our business plans, the market price of our Common Stock may increase.

The Stock Increase could have a dilutive effect on a stockholder’s voting power. Although an increase in the authorized number of shares of Common Stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination with another company), the Company is not proposing the Stock Increase in response to any effort to accumulate stock or to obtain control of the Company by means of a merger, tender offer, or solicitation in opposition to management.

The Stock Increase could have a dilutive effect on a stockholder’s voting power. Although an increase in the authorized number of shares of Common Stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination with another company), the Company is not proposing the Stock Increase in response to any effort to accumulate stock (other than as a result of the Conversion and the financings preceding it) or to obtain control of the Company by means of a merger, tender offer, or solicitation in opposition to management.

 A table illustrating the effect of the Increase on the Common Stock is as follows:

	Authorized Common Stock	Issued and Outstanding Common Stock (1)	Common Stock Reserved for Issuance		Available Common Stock for Issuance
Before Stock Increase	250,000,000	249,599,986	126,041,232	(2)	(125,641,218)

After Stock Increase	500,000,000	289,145,762	86,495,456	(3)	124,358,782

(1)	Includes Exchangeable Shares, which vote with Common Stock as a single class and convert into Common Stock at the option of the holder on a 1:1 basis.

(2)

Includes (i) 39,545,776 shares of Common Stock that the Company is obligated to issue in connection with the Conversion and that will be issued upon the Stock Increase, (ii) 54,895,578 shares of common stock underlying outstanding warrants and (iii) 31,599,878 shares of common stock underling outstanding options.

(3)	Includes (i) 54,895,578 shares of common stock underlying outstanding warrants and (ii) 31,599,878 shares of common stock underling outstanding options.

Procedure for Effecting Stock Increase

If the Board elects to effect the Stock Increase, we will amend Section FOURTH of our Amended and Restated Certificate of Incorporation to replace same with substantially the following paragraph:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (a) 500,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (b) 10,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”). Preferred Stock may be issued from time to time in one or more series and/or classes (“Series”). The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in Series and, by filing a certificate pursuant to the DGCL (hereinafter, along with any similar designation relating to any other class of stock that may hereafter be authorized, referred to as a “Preferred Stock Designation”), to established from time to time one or more Series, by fixing and determining the number of shares to be included in each such Series, and to fix the designation, powers, preferences and rights of the shares of each such Series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each Series is hereby expressly vested in it and shall include, without limiting the generality of the foregoing, determination of the following:

(i)	the designation of such Series, which may be by distinguishing number, letter or title;
(ii)	the number of shares of the Series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);
(iii)	the amounts payable on, and the preferences, if any, of shares of the Series in respect of dividends payable and any other class or classes of capital stock of the Company, and whether such dividends, if any, shall be cumulative or noncumulative;
(iv)	dates on which dividends, if any, shall be payable;
(v)	whether the shares of such Series shall be subject to redemption by the Company, and if made subject to redemption, the redemption rights and price or prices, if any, for shares of the Series;
(vi)	the terms and amount of any sinking fund provided for the purchase or redemption of shares of the Series;
(vii)	the amounts payable on and the preferences, if any, of shares of the Series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;
(viii)	whether the shares of the Series shall be convertible into or exchangeable for shares of any other Series, or any other security, of the Company or any other corporation, and, if so, the specification of such other Series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;
(ix)	restrictions on the issuance of shares of the same Series or of any other Series; and
(x)	whether the holders of the shares of such Series shall be entitled to vote, as a Series or otherwise, on any and all matters of the Company to which holders of Common Stock are entitled to vote.

The Common Stock shall be subject to the express terms of the Preferred Stock and any Series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. Except as may be provided in these Amended and Restated Certificate of Incorporation or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all matters presented to the stockholders.”

If the Board elects to effect this Action Number 1, we would file the Amendment with the Delaware Secretary of State at such time as our Board has determined the appropriate effective time for the Stock Increase. Our Board may delay effecting the Stock Increase without resoliciting stockholder approval to any time within twelve months after the date stockholder approval was obtained. The Stock Increase would become effective on the date the Amendment is filed with the Delaware Secretary of State.

Discretionary Authority of the Board of Directors to Abandon Stock Increase

Our Board reserves the right to abandon the Amendment without further action by our stockholders at any time before the effectiveness of the filing with the Delaware Secretary of State of the certificate of amendment to the Company’s Charter, notwithstanding the approval of the Stock Increase by the Consenting Stockholders.

Dissenters’ Rights

Pursuant to the DGCL, our stockholders are not entitled to dissenters’ rights with respect to the Stock Increase.

ACTION #2

AMENDMENT TO OUR CHARTER TO EFFECT A REVERSE STOCK SPLIT

General

As approved by the Board unanimously and by the Consenting Stockholders, the Company’s Board is authorized to amend the Company’s Charter, as amended to date, to effect the Reverse Split at any whole number ratio up to one for 100, without further action by the stockholders, at any time within twelve months after the date the stockholder approval for the Reverse Split was obtained from our stockholders, with the exact exchange ratio and timing of the Reverse Split (if at all) to be determined at our Board’s discretion. The principal purpose of the Reverse Split is to (i) provide for enough authorized shares of Common Stock to issue the remaining Note Shares in connection with the Conversion and reserve for the Warrant Shares and other outstanding convertible securities and/or (ii) better enable the Company to move toward an eventual listing of its Common Stock on the NASDAQ Capital Market or other national securities exchange.

Our Board’s decision whether or not (and when) to effect a Reverse Split (and at what whole number ratio to effect the Reverse Split) will be based on a number of factors, including market conditions, existing and anticipated trading prices for our Common Stock and the initial listing requirements of the NASDAQ Capital Market or other national securities exchange.

A sample form of the certificate of amendment relating to this Action Number 2, which we would complete and file with the Secretary of State of the State of Delaware to carry out the Reverse Split, is attached to this Information Statement as Appendix A (the “Amendment”). Stockholders are encouraged to review this carefully as it would modify the capitalization of the Company upon its effectiveness.

As explained below, we believe a Reverse Split would result in a higher price per share for the outstanding shares of our Common Stock, which we require to satisfy the initial listing requirements of the NASDAQ Capital Market or other national securities exchange and make our stock more marketable to investors, retail and institutional alike, as investors often have restrictions associated with, or concerns about investing in, “penny” or other low priced stocks. In addition, as explained below, the Reverse Split, if implemented by our Board, would result in an effective increase in the number of authorized shares of Common Stock available to us for future issuance to fund our continued operations and to grow our business.

What to Expect from a Reverse Stock Split

The Reverse Split would be implemented simultaneously for all of our then-outstanding Common Stock and Exchangeable Shares (the “Old Shares”) and the exchange ratio would be the same for all of our issued and outstanding shares of Common Stock and Exchangeable Shares. The Reverse Split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests in the Company, except to the extent (i) of the Company’s obligation to issue the remaining Note Share in connection with the Conversion and (ii) that the Reverse Split may result in any of our stockholders owning a fractional share, because fractional shares would be rounded up to the nearest whole share. Shares of Common Stock and Exchangeable Shares issued pursuant to the Reverse Split (the “New Shares”) would remain fully paid and nonassessable. The Reverse Split would not affect our continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended. Upon becoming effective, the Reverse Split would automatically convert outstanding Old Shares into a smaller fraction of New Shares, depending upon which conversion ratio our Board may select. Outstanding derivative securities, such as options and warrants, exercisable for, or convertible into, our Common Stock or Exchangeable Shares would be proportionally adjusted, as would the exercise and conversion prices of those derivative securities. The Company’s single outstanding share of Special Voting Preferred Stock will not be subject to the Reverse Split, but the Exchangeable Shares which vote through such share will be subject to the Reverse Split.

The information in the following table summarizes the possible effect of the Reverse Split based upon our issued and outstanding equity, as of May 14, 2018:

Split Ratio for Issued and Outstanding Shares (1)	Common Stock and Exchangeable Shares Outstanding after the Reverse Stock Split (1)(2)	Warrant and Option Shares reserved after the Reverse Stock Split (2)	Common Stock Authorized after the Reverse Stock Split	Post-Split Common Stock Authorized but Unissued and Unreserved after the Reverse Stock Split (3)
1 for 20	12,479,999	4,324,773	500,000,000	483,195,228
1 for 40	6,240,000	2,162,386	500,000,000	491,597,614
1 for 60	4,160,000	1,441,591	500,000,000	494,398,409
1 for 80	3,120,000	1,081,193	500,000,000	495,798,807
1 for 100	2,496,000	864,955	500,000,000	496,639,045

(1)	As approved by the Board unanimously and by the Consenting Stockholders, the Company’s Board has the discretion to determine the exact split ratio and timing of the Reverse Split (if at all).

(2)	As of May 14, 2018, we had the following issued and outstanding equity: (i) 208,328,106 shares of Common Stock; (ii) 41,271,880 Exchangeable Shares; (iii) option awards to acquire up to 31,599,878 shares of Common Stock or Exchangeable Shares; and (iv) warrants to acquire up to 54,895,578 shares of Common Stock.

(3)	The actual number of shares of Common Stock available after the Reverse Split may be higher or lower depending on the number of fractional shares that are rounded up in the Reverse Split and as the result of rounding calculations for outstanding equity awards.

As of May 14, 2018, the Company had approximately 400,014 authorized, but unissued and reserved, shares of Common Stock. Consequently, the Reverse Split would have the important effect of increasing the number of authorized and available shares of Common Stock to approximately 483,195,228 shares (at the 1 for 20 ratio) and 496,639,045 shares (at the 1 for 100 ratio).

In addition, all other things being equal, a reverse stock split by a publicly traded company reduces the number of shares outstanding but leaves the market capitalization of the Company the same, which should increase the price per share of the Company’s stock. Put another way, after a reverse stock split, the enterprise value of the Company is spread over fewer shares and so the per share price of the stock should be commensurately higher. As an example, a hypothetical company with a market value of $12.5 million and 50 million shares outstanding would have a trading price of $0.25 per share ($12.5 million divided by 50 million), while the same company with only 1.25 million shares outstanding would have a trading price of $10.00 per share ($12.5 million divided by 1.25 million). We can therefore anticipate, but can give no assurance, that the Reverse Split would proportionately increase the per share trading price of our outstanding Common Stock by an amount approximately equal to the inverse of the ratio selected by the Board (for example, an increase of 100 times current trading price for a one-for-one hundred Reverse Split).

Rationale for a Reverse Split

National Securities Exchange Listing

In addition to our obligations to issue the remaining Note Shares in connection with the Conversion as described above, our other primary reason for seeking to effect the Reverse Split is that the Reverse Split could better enable us to move toward an eventual listing of our stock on the NASDAQ Capital Market or other national securities exchange. Our Common Stock is currently quoted on the OTCQX market. Alternative markets like the OTCQX market or the OTCQB market are generally considered to be less efficient and not as widely followed as other exchanges like those operated by NASDAQ, for instance. We intend to seek to have our Common Stock trade on the Nasdaq Capital Market or other national securities exchange, which we believe will help support and maintain stock liquidity and company recognition for our stockholders. In order for us to list our Common Stock on the Nasdaq Capital Market or other national securities exchange, we must satisfy certain listing standards, including a minimum bid price. For example, listing standards of the Nasdaq Capital Market would require that our Common Stock have a minimum bid price of at least $4.00 per share for 30 trading days in any 60 trading day period. As of May 14, 2018, the minimum price bid for our Common Stock as reported on the OTCQX market was $0.001 per share. Therefore, the Reverse Split could help us move toward satisfying the minimum bid price listing standards of a national securities exchange like the Nasdaq Capital Market.

While no assurances can be given, our Board believes that the Reverse Split should result in an increase in our price per share, and thereby help us meet the $4.00 per share minimum bid price requirement.

Our Board does not believe that our stock price could trade above $4.00 on its own accord in the short term, and therefore it is in our Company’s best interests and in the interests of our stockholders to effect the Reverse Split.

Additionally, by listing on the Nasdaq Capital Market or other national securities exchange, we believe a greater number of investors could become interested in our Company and we can consider and pursue a wider range of future financing options to support our ongoing development and acquisition programs. To move our products through the development, clinical, regulatory and reimbursement processes, we will need to raise additional money. We believe being listed on a national securities exchange, such as the Nasdaq Capital Market, is valued by many investors such as large institutions.

Penny Stock; Trading

We also believe that the Reverse Split could improve the marketability and liquidity of our Common Stock while we continue to progress towards achieving our business objectives. Trading in our securities is subject to the “penny stock” rules of the SEC. The SEC has adopted regulations that generally define a penny stock to be any unlisted equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could be limiting the market price and liquidity of our securities. In addition to the “penny stock rules” imposed by the SEC, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers due to the trading volatility often associated with low-priced stocks. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. There is no assurance that we will not continue to be subject to the “penny stock rules” after the Reverse Split.

Furthermore, we believe that a number of institutional investors and investment funds are reluctant to invest in lower priced securities and that brokerage firms may be reluctant to recommend lower priced stock to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid in the event that an investor wishes to sell his, her or its shares, or are less likely to be followed by institutional securities research firms. We believe that the reduction in the number of issued and outstanding shares of our Common Stock caused by the Reverse Split, together with the anticipated increased stock price immediately following and resulting from the Reverse Split, may encourage further interest and trading in our Common Stock and thus possibly promote greater liquidity for our stockholders, thereby resulting in a broader market for our Common Stock than that which currently exists.

Effective Increase in Authorized Shares

Because the Reverse Split would decrease the number of shares of Common Stock outstanding and the number of shares reserved for outstanding derivative securities, such as warrants and options, without changing the Company’s authorized capital in any way, other than the issuance of the remaining Note Shares, there would be a greater proportion of shares available for issuance following the Reverse Split, as set forth above. We believe this effective increase in the number of shares authorized but unissued is important to the future growth of the Company because we expect to raise additional funds in order to fund our working capital and other corporate needs, for future acquisitions of assets, programs or businesses, and for other corporate purposes.

Other than the issuance of the remaining Note Shares, and future potential issuances of the Warrant Shares, the Reverse Split would not have any immediate effect on the proportionate voting power or other rights of our existing stockholders. However, upon issuance, any additional shares of authorized Common Stock issued would have rights identical to our currently outstanding shares of Common Stock. To the extent that the additional authorized shares of capital stock are issued in the future, they may decrease the voting rights of existing stockholders and, depending on the price at which they are issued, could be economically dilutive to existing stockholders and have a negative effect on the market price of the Common Stock. Current stockholders have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of capital stock in order to maintain their proportionate ownership of the Company. We could also use the additional shares of capital stock for potential strategic transactions including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations, and investments, although we have no definitive present plans to do so. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect our business or the trading price of our stock. However, we believe the effective increase in our authorized capital will be important to preserving our ability to opportunistically acquire assets and technologies to grow our business.

Management is unaware of any specific effort to obtain control of the Company, and has no present intention of using the proposed effective increase in the number of authorized shares of Common Stock as an anti-takeover device. However, our authorized, but unissued, capital stock could be used to make an attempt to effect a change in control more difficult.

Certain Risks Associated with the Reverse Split

While we believe the Reverse Split is critically important to our Company and its stockholders, the Reverse Split does carry with it several significant risks.

We cannot assure you, for example, that the market price per share of our Common Stock after the Reverse Split will rise or remain constant in proportion to the reduction in the number of shares of Common Stock outstanding before the Reverse Split. For example, using the closing price of our Common Stock on May 14, 2018 of $0.06 per share as an example, if our Board were to implement the Reverse Split at a one for one hundred ratio, we cannot assure you that the post-split market price of our Common Stock would be or would remain at a price of one hundred times greater than $0.06, or $6.00 ($0.06 x 100). In some cases, the market price of a company’s shares declines after a reverse stock split. Thus, while our stock price might meet the listing requirements for the Nasdaq Capital Market or other national securities exchange initially, we cannot assure you that it would continue to do so for the thirty days necessary to meet its initial listing requirements.

The market price of our Common Stock will also be based on our performance and other factors, most of which are unrelated to the number of shares outstanding. If the Reverse Split is effected and the market price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Split. Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split.

There can, however, be no assurance that either or both of the Reverse Split and a possible exchange listing will increase the liquidity of the market for our Common Stock. In particular, based on an approximate public float number of approximately 20,239,508 outstanding shares of Common Stock, the Reverse Split will reduce the number of publicly held shares of our Common Stock (i.e., the holdings of persons other than our officers, directors, and significant stockholders) to approximately 1,011,975 shares (if effected on a 1-for-20 basis) and to approximately 202,395 shares (if effected on a 1-for-100 basis). The relatively small number of shares in the public float could materially and adversely affect the liquidity of our Common Stock following the Reverse Split. In addition, we anticipate that as a result of the Reverse Split, the holdings of some of our stockholders will be reduced to less than a “round lot” (100 shares). Such holders could find it difficult to sell such “odd lots” and are likely to incur increased transaction costs should they seek to do so.

We also cannot assure you that the Reverse Split will result in per share stock prices that will attract additional investors or increase analyst coverage. In addition, a successful Reverse Split does not guarantee the Company will continue to satisfy the other initial or continued listing requirement of the Nasdaq Capital Market or other national securities exchange.

Certain Risks Associated with Not Adopting the Reverse Split Charter Amendment

Failure to carry out the Reverse Split also carries several significant risks:

•

As of May 14, 2018, we had approximately 400,014 shares of unissued but reserved shares of authorized Common Stock. Because we have used equity financings to fund substantially all our operations and for acquisition currency, and we have outstanding obligations to issue the remaining Note Shares, this number of authorized shares remaining is insufficient to continue operating our business as currently conducted or as proposed to be conducted. If the Board elects not to proceed with the Stock Increase, failure to conduct the Reverse Split therefore will result in the Company not having sufficient shares of Common Stock to satisfy our obligations to issue the remaining Note Shares, raise necessary capital, or acquire additional businesses or assets.

•	If we do not effect the Reserve Split, we would be unable to list our Common Stock on the Nasdaq Capital Market or other national securities exchange in the foreseeable future, thereby making it likely that the liquidity and market price of our stock will remain low and discourage future investments in our Company.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

If the Board elects to effect the Reverse Split, we will amend Section FIFTH of our Amended and Restated Certificate of Incorporation to replace same with substantially the following paragraph:

“Subject to the remainder of this Article FIFTH, effective on [_____], 201[_] (the “Effective Time”), a reverse stock split of the Common Stock will be effected such that every [one-one hundred] shares of Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) will be reclassified and converted into one share of Common Stock (the “New Common Stock”), automatically and without any action on the part of the holder thereof, subject to the treatment of fractional share interests as described below. Each old certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock (the “Old Certificates”) shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such Old Certificate shall have been reclassified. All fractional shares of Common Stock shall be rounded to the next higher whole number of shares of Common Stock. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which new certificates (the “New Certificates”) shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting the exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the transfer agent that transfer taxes are not payable. From and after the Effective Time, the amount of capital represented by the shares of New Common Stock into which and for which the shares of Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.”

If the Board elects to effect this Action Number 2, we would file the Amendment with the Delaware Secretary of State at such time as our Board has determined the appropriate effective time for the Reverse Split. Our Board may delay effecting the Reverse Split without resoliciting stockholder approval to any time within twelve months after the date stockholder approval was obtained. The Reverse Split would become effective on the date the Amendment is filed with the Delaware Secretary of State (the “Reverse Split Effective Date”). Beginning on the Reverse Split Effective Date, each certificate representing Old Shares would be deemed for all corporate purposes to evidence ownership of New Shares.

As soon as practicable after the Reverse Split Effective Date, stockholders would be notified that the Reverse Split has been effected by the filing of a Current Report on Form 8-K with the SEC. Holders of Old Shares may then surrender certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures required by our transfer agent. Any Old Shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, would automatically be exchanged for New Shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL NOTIFIED OF THE REVERSE SPLIT EFFECTIVE DATE.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Split. Stockholders of record who otherwise would be entitled to receive fractional shares, will be entitled to rounding up of their fractional share to the nearest whole share.

Effect on Convertible Shares, Options, Warrants and Other Securities

All outstanding options, warrants and other securities, including the Exchangeable Shares, entitling their holders to purchase or acquire shares of our Common Stock would be adjusted as a result of the Reverse Split, as required by the terms of each security. In particular, the conversion ratio for each security would be reduced proportionately, and the exercise price, if applicable, would be increased proportionately, in accordance with the terms of each security and based on the exchange ratio implemented in the Reverse Split.

Accounting Matters

The Amendment is not expected to affect the Common Stock capital account on our balance sheet. As of the Reverse Split Effective Date, the stated capital on our balance sheet attributable to our Common Stock is expected to be reduced proportionately based on the selected exchange ratio, and the additional paid-in capital account is expected to be credited with the amount by which the stated capital is reduced. In future financial statements, we would restate net income or loss per share and other per share amounts for periods ending before the Reverse Split to give retroactive effect to the Reverse Split. The per share net income or loss and net book value of our Common Stock would be increased because there would be fewer shares of our Common Stock outstanding.

Discretionary Authority of the Board of Directors to Abandon Reverse Split

Our Board reserves the right to abandon the Amendment without further action by our stockholders at any time before the effectiveness of the filing with the Delaware Secretary of State of the certificate of amendment to the Company’s Charter, notwithstanding the approval of the Reverse Split by the Consenting Stockholders.

No Dissenter’s Rights

Neither Delaware law, the Company’s Charter, nor the Company’s amended and restated by-laws provides for appraisal or other similar rights for dissenting stockholders in connection with this Action. Accordingly, the Company’s stockholders will have no right to dissent and obtain payment for their shares, and we will not independently provide stockholders with any such right.

Material Federal Income Tax Consequences

The following discussion of certain U.S. federal income tax consequences to the Company’s stockholders of the Reverse Split, if effected, does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences and is included for general information only, is not intended as tax advice to any person and is not a comprehensive description of the tax consequences that may be relevant to each shareholder’s own particular circumstances. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the reverse stock split.

This discussion addresses the U.S. federal income tax consequences only to a stockholder that is (i) a citizen or individual resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock, (iii) a trust if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person, or (iv) an estate whose income is subject to U.S. federal income taxation regardless of its source. This discussion addresses only those shareholders who hold their pre-reverse stock split shares as “capital assets” as defined in the Code (generally, property held for investment), and will hold the shares received in the Reverse Split as capital assets. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to shareholders that are subject to special tax rules, such as, without limitation, shareholders who are subject to the alternative minimum tax, banks, insurance companies, regulated investment companies, personal holding companies, shareholders who are not “United States persons” as defined in Section 7701(a)(30) of the Code, U.S. persons whose functional currency is not the U.S. dollar, broker-dealers, tax-exempt entities, or S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (or investors therein). If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds pre-reverse stock split shares of our stock, the U.S. federal income tax treatment of a partner of the partnership will depend on the status of the partner and the activities of the partnership and upon certain determinations made at the partnership level. Partners in partnerships holding our common stock are urged to consult their own tax advisors about the U.S. federal income tax consequences of the reverse stock split.

Stockholders are advised to consult their own tax advisers regarding the U.S. federal income tax consequences of the Reverse Split in light of their personal circumstances and the consequences under state, local and foreign tax laws, and also as to any estate or gift tax considerations.

Exchange Pursuant to Reverse Split

No gain or loss will be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the Reverse Split, except to the extent of cash, if any, received in lieu of fractional shares, further described in “Cash in Lieu of Fractional Shares” below. The aggregate tax basis of the post-reverse stock split shares received in the Reverse Split, including any fractional share deemed to have been received, will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor, and the holding period of the post-reverse stock split shares will include the holding period of the pre-reverse stock split shares.

Cash in Lieu of Fractional Shares

A stockholder who receives cash in lieu of a fractional share of post-reverse stock split shares should generally be treated as having received such fractional share pursuant to the Reverse Split and then as having exchanged such fractional share for cash in a redemption of such fractional share. The amount of any gain or loss should be equal to the difference between the ratable portion of the tax basis of the pre-reverse stock split shares exchanged in the Reverse Split that is allocated to such fractional share and the cash received in lieu thereof. In general, any such gain or loss will constitute a long-term capital gain or loss if the stockholder’s holding period for such pre-reverse stock split shares exceeds one year at the time of the Reverse Split. Deductibility of capital losses by holders is subject to limitations. Depending on a stockholder’s individual facts and circumstances, it is possible that cash received in lieu of a fractional share could be treated as a distribution under Section 301 of the Code, so stockholders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event.

The Company will not recognize any gain or loss as a result of the Reverse Split.

ACTION #3

CERTIFICATE OF AMENDMENT

Adoption of the Certificate of Amendment

In connection with the Amendments described in Actions 1 and 2, the Board believes that it is in the best interest of the stockholders to adopt the Certificate of Amendment attached hereto as Appendix A . The Certificate of Amendment will incorporate the Amendments set forth in the Actions set forth above and other than Actions 1 and 2, the Certificate of Amendment does not incorporate any other material changes.

The principal reason for adopting the Certificate of Amendment is to incorporate all amendments into one document, however, the Company reserves the right to instead file one or more amendments to the existing Charter of the Company to effect the relevant Actions instead of filing the Certificate of Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our Common Stock as of May 14, 2018 held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of our Common Stock; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within 60 days of May 14, 2018 are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them.

The following table provides for percentage ownership assuming 249,599,986 shares are outstanding as of May 14, 2018, consisting of 208,328,106 shares of Common Stock and 41,271,880 Common Stock equivalents through the Exchangeable Shares. The percentages below also assume the exchange by all of the holders of Exchangeable Shares for an equal number of shares of our Common Stock in accordance with the terms of the Exchangeable Shares. Unless otherwise indicated, the address of each beneficial holder of our Common Stock is our corporate address.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	% of Shares of Common Stock Beneficially Owned

Michal Prywata (1)(2)	8,753,882	3.50%
Leslie N. Markow (3)	408,224	*
Marc Mathieu(4)	133,333	*
Eric Michel Dusseux (5)	7,017,946	2.81%
Remi Gaston-Dreyfus (6)	88,220,634	34.06%
Andre-Jacques Auberton-Herve (7)	15,464,689	6.17%
Peter Malone	-	-
Joseph Martin	-	-
E.C.I. SA (8)	15,729,099	6.3%
Solomar SA (9)	14,716,054	5.9%
All directors and executive officers as a group (8 persons)	119,998,208	44.51%

*	Less than 1%

(1)	Such shares will initially be held as Exchangeable Shares for tax purposes. The Exchangeable Shares have the following attributes, among others:

•	Be, as nearly as practicable, the economic equivalent of the Common Stock as of the consummation of the Company’s going public transaction;

•	Have dividend entitlements and other attributes corresponding to the Common Stock;

•	Be exchangeable, at each holder’s option, for Common Stock; and

•	Upon the direction of our Board of Directors, be exchanged for Common Stock on the 10-year anniversary of the first closing of the Company’s 2015 offering, subject to applicable law, unless exchanged earlier upon the occurrence of certain events.

The holders of the Exchangeable Shares, through The Special Voting Preferred Stock, will have voting rights and other attributes corresponding to the Common Stock.

(2)	Includes options to acquire 990,864 Exchangeable Shares and 266,667 shares of our Common Stock. Does not include 160,000 Exchangeable Shares expected to be issued to Mr. Prywata.

(3)	Represents options to acquire shares of our Common Stock.

(4)	Represents options to acquire shares of our Common Stock.

(5)	Represents options to acquire shares of our Common Stock.

(6)	Includes (i) options to acquire 166,667 shares of Common Stock, (ii) an aggregate of 3,370,891 Exchangeable Shares held through Lombard International Assurance SA and RGD Investissements and (iii) warrants to purchase an aggregate of 9,219,687 shares of Common Stock held through Lombard International Assurance SA and RGD Investissements. Does not include an additional 15,740,728 shares of Common Stock that the Company is obligated to issue in connection with the Conversion.

(7)	Includes (i) warrants to purchase 1,600,640 shares of Common Stock held through Star SCI and (ii) an aggregate of 1,184,613 options to acquire Common Stock held through 4A Consulting and Engineering. Does not include an aggregate of 2,079,267 shares of Common Stock that the Company is obligated to issue in connection with the Conversion.

(8)	Includes 1,398,115 Exchangeable Shares. Does not include 2,597,788 shares of Common Stock that the Company is obligated to issue in connection with the Conversion.

(9)	Includes 2,446,702 Exchangeable Shares.

INTERESTS OF CERTAIN PERSONS IN THE ACTIONS

Remi Gaston-Dreyfus, a director of the Company, André-Jacques Auberton-Hervé, the Chairman of the Board of the Company, Michal Prywata, a director and Chief Technology Officer of the Company, and Leslie Markow, the Company’s Chief Financial Officer, each have an interest in the Actions as a result of their ownership of shares of our Common Stock and/or Exchangeable Shares, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” above. Messrs. Gaston-Dreyfus and Auberton-Hervé were, directly and indirectly, major investors in the Company of convertible promissory notes that converted on March 31, 2018 into an aggregate of 88,142,825 shares of our Common Stock, which precipitated the Actions. Furthermore, Messrs. Gaston-Dreyfus and Auberton-Hervé are expected to be issued additional shares of Common Stock that the Company is obligated to issue in connection with the Conversion following the adoption of the Stock Increase and/or the Reverse Split. Messrs. Gaston-Dreyfus and Auberton-Hervé, who own in the aggregate approximately 37% of the issued and outstanding shares of Common Stock and Exchangeable Shares, were among the Consenting Stockholders who approved the Stock Increase and the Reverse Split, which was approved as it was primarily as a result of the issuance of shares in the Conversion which gave them and certain other stockholders a majority of the voting securities of the Company. Other than Messrs. Gaston-Dreyfus and Auberton-Hervé, we do not believe that our directors and/or officers have interests in the Actions that are different from or greater than those of any of our other stockholders.

COSTS AND MAILING

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company has asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Information Statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC and are delivering to you with the copy of this Information Statement. The information incorporated by reference is deemed to be part of this Information Statement. This Information Statement incorporates by reference the following documents:

1.	Our Annual Report on Form 10-K for the year ended March 31, 2017 filed with the SEC on June 29, 2017.

2.	Our Quarterly Reports on Forms 10-Q for the quarterly periods ended June 20, 2017, September 30, 2017, and December 31, 2017, filed with the SEC on August 14, 2017, November 13, 2017, and February 13, 2018, respectively.

3.	Our Current Reports on Forms 8-K filed with the SEC on June 30, 2017, July 21, 2017, July 27, 2017, August 8, 2017, September 11, 2017, September 20, 2017, October 3, 2017, October 4, 2017, October 12, 2017, October 23, 2017, November 2, 2017, November 8, 2017, December 1, 2017, December 12, 2017, December 14, 2017, December 21, 2017, December 26, 2017, January 4, 2018, January 16, 2018, January 25, 2018, January 29, 2018, February 5, 2018, February 13, 2018, March 7, 2018, March 14, 2018, March 20, 2018, March 28, 2018, April 3, 2018, April 18, 2018, April 25, 2018 and May 15, 2018.

You may read and copy any reports, statements or other information we file at the public reference facilities maintained by the SEC in Room 1590, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for additional information on the operation of the SEC’s public reference facilities. The SEC maintains a website that contains reports, proxy statements and other information, including those filed by us, at http://www.sec.gov.

We will provide without charge to each person, including any beneficial owners, to whom this Information Statement is delivered, within one day of his or her written or oral request, a copy of any or all reports or documents referred to above which have been or may be incorporated by reference into this Information Statement but not delivered with this Information Statement, excluding exhibits to those reports or documents unless they are specifically incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us at the following address.

Bionik Laboratories Corp.

483 Bay Street, N105

Toronto, Ontario, Canada M5G 2C9

(416) 640-7887 x508

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, we will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which we should direct the additional copy of the Information Statement, to us at Bionik Laboratories Corp., 483 Bay Street, N105, Toronto, Ontario Canada M5G 2C9; Telephone: (416) 640-7887 x508; Email: lm@bioniklabs.com.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to our principal executive offices.

APPENDICES

The following documents are appended to this Information Statement:

Appendix A	Certificate of Amendment to the Amended and Restated Certificate of Incorporation

Appendix A

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

BIONIK LABORATORIES CORP.

Bionik Laboratories Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1.           The name of the Corporation is Bionik Laboratories Corp. and the Corporation was originally incorporated pursuant to the DGCL on June 25, 2013.

2.           That the Board of Directors of the Corporation duly adopted resolutions proposing to amend the Certificate of Incorporation of the Corporation as amended and restated to date (as amended and restated, the “Certificate of Incorporation”), declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which proposed amendment is as follows:

[FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (a) 500,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (b) 10,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”). Preferred Stock may be issued from time to time in one or more series and/or classes (“Series”). The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in Series and, by filing a certificate pursuant to the DGCL (hereinafter, along with any similar designation relating to any other class of stock that may hereafter be authorized, referred to as a “Preferred Stock Designation”), to established from time to time one or more Series, by fixing and determining the number of shares to be included in each such Series, and to fix the designation, powers, preferences and rights of the shares of each such Series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each Series is hereby expressly vested in it and shall include, without limiting the generality of the foregoing, determination of the following:

(i)	the designation of such Series, which may be by distinguishing number, letter or title;

(ii)	the number of shares of the Series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(iii)	the amounts payable on, and the preferences, if any, of shares of the Series in respect of dividends payable and any other class or classes of capital stock of the Company, and whether such dividends, if any, shall be cumulative or noncumulative;

(iv)	dates on which dividends, if any, shall be payable;

(v)	whether the shares of such Series shall be subject to redemption by the Company, and if made subject to redemption, the redemption rights and price or prices, if any, for shares of the Series;

(vi)	the terms and amount of any sinking fund provided for the purchase or redemption of shares of the Series;

(vii)	the amounts payable on and the preferences, if any, of shares of the Series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

(viii)	whether the shares of the Series shall be convertible into or exchangeable for shares of any other Series, or any other security, of the Company or any other corporation, and, if so, the specification of such other Series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(ix)	restrictions on the issuance of shares of the same Series or of any other Series; and

(x)	whether the holders of the shares of such Series shall be entitled to vote, as a Series or otherwise, on any and all matters of the Company to which holders of Common Stock are entitled to vote.

The Common Stock shall be subject to the express terms of the Preferred Stock and any Series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. Except as may be provided in these Amended and Restated Certificate of Incorporation or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all matters presented to the stockholders.]

[Article FIFTH of the Certificate of Incorporation shall be amended by deleting same in its entirety and replacing same with:

FIFTH: Subject to the remainder of this Article FIFTH, effective on [_____], 201[_] (the “Effective Time”), a reverse stock split of the Common Stock will be effected such that every [one-one hundred] shares of Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) will be reclassified and converted into one share of Common Stock (the “New Common Stock”), automatically and without any action on the part of the holder thereof, subject to the treatment of fractional share interests as described below. Each old certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock (the “Old Certificates”) shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such Old Certificate shall have been reclassified. All fractional shares of Common Stock shall be rounded to the next higher whole number of shares of Common Stock. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which new certificates (the “New Certificates”) shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting the exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the transfer agent that transfer taxes are not payable. From and after the Effective Time, the amount of capital represented by the shares of New Common Stock into which and for which the shares of Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.]

3.           That the foregoing amendment was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 242 of the DGCL.

4.           That the foregoing amendment shall be effective as of [_____], 201[_].

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this ___ day of _______, 201__.

By:
Name:
Title: